UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2024

TELESIS BIO INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40497	45-1216839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10431 Wateridge Circle Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 228-4115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2024, Telesis Bio Inc. (the Company) received a letter (the Letter) from the Listing Qualifications Department (the Staff) of The Nasdaq Stock Market LLC (Nasdaq) notifying the Company that, based upon the Company's annual report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 29, 2024, the Company is not in compliance with the minimum stockholder’s equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A), which requires companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders' equity for continued listing (the Stockholders’ Equity Requirement).

The Letter has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Global Select market under the symbol “TBIO” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(2), the Company has been provided a period of 45 calendar days, or until Monday, May 20, 2024, to submit a plan to regain compliance (the Compliance Plan). If the Compliance Plan is acceptable to the Staff, of which there can be no assurance, the Staff may grant an extension of up to 180 calendar days from the date of the Letter, or until September 30, 2024, to evidence compliance. If the Staff does not accept the Compliance Plan, the Company will have the opportunity to appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Company intends to submit the Compliance Plan on or before May 20, 2024. However, there can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Requirement or will otherwise be in compliance with the Nasdaq Listing Rules.

5.08 Shareholder Director Nominations

On April 8, 2024, the Board of Directors (the Board) of the Company determined that the Company’s 2024 Annual Meeting of Shareholders (the Annual Meeting) will be held at 8:00 a.m. Pacific Time on Monday, May 1, 2024 in virtual format. The Board also set April 8, 2024 as the record date for determining shareholders entitled to receive notice of, and vote at, the Annual Meeting.

Because the date of the Annual Meeting is more than 25 days prior to the anniversary date of the Company’s 2023 Annual Meeting of Shareholders, the Company is hereby providing notice of the revised deadlines for shareholder proposals via this Form 8-K. In accordance with the rules of the SEC and the Company’s bylaws, any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must be received by the Corporate Secretary at the Company’s principal executive offices at 10431 Wateridge Circle, Suite 150, San Diego, California 92121 on or before the close of business on April 18, 2024. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must also comply with the Company’s bylaws and all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, any shareholder who intends to submit a proposal regarding a director nomination or who intends to submit a proposal regarding any other matter of business at the Annual Meeting and does not desire to have the proposal included in the Company’s proxy materials for the Annual Meeting, and any shareholder who intends to solicit proxies in support of such shareholder’s director nominees pursuant to the SEC’s “universal proxy” rules under SEC Rule 14a-19, must ensure that notice of any such nomination or proposal (including certain additional information specified in the Company’s bylaws) is received by the Corporate Secretary at the Company’s principal executive offices on or before the close of business on April 18, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telesis Bio Inc.

Date:	April 8, 2024	By:	/s/ Todd R. Nelson
Todd R. Nelson Chief Executive Officer